UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2006 (April 27, 2006)

Owens & Minor, Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-9810	54-1701843
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

9120 Lockwood Blvd., Mechanicsville, Virginia	23116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (804) 723-7000

Not applicable

(former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Board Approval of Base Salary Increases and Issuance of Stock Options and Restricted Stock. On April 27, 2006, the Board of Directors of Owens & Minor, Inc. (the “Company”), upon the recommendation of the Compensation & Benefits Committee, approved base salary increases for the Company’s named executive officers. These increases were based upon a review of performance, competitive market data and other considerations. Revised annual base salary levels for such officers are set forth in Exhibit 10.1 hereto but are not otherwise set forth in a written agreement between the Company and the officers. In addition, on April 27, 2006, the Board of Directors, upon recommendation of the Compensation & Benefits Committee, approved the issuance under the 2005 Stock Incentive Plan of stock options and restricted stock grants to the Company’s named executive officers in the amounts and with the general terms set forth on Exhibit 10.1 hereto. The form of Restricted Stock Grant Agreement for issuances to executive officers is included as Exhibit 10.2 hereto and incorporated herein by reference. The form of Stock Option Grant Agreement for issuances to executive officers was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated June 23, 2005.

Board Approval of Revised Non-Employee Director Fees. On April 28, 2006, the Board of Directors of the Company, upon the recommendation of the Governance & Nominating Committee and in an effort to maintain market competitive compensation levels, approved certain revisions to fee compensation levels for non-employee directors. A summary of non-employee director fees and stock compensation is included as Exhibit 10.3 hereto and incorporated herein by reference. The stock portion of the director annual retainer is paid in restricted stock that vests one year from the date of grant, and the form of Director Stock Grant Agreement is included as Exhibit 10.4 hereto and incorporated herein by reference. In addition, the Board of Directors of the Company, upon the recommendation of the Governance & Nominating Committee, approved compensation of $200,000 to be paid to G. Gilmer Minor, III for his services as non-executive Chairman of the Board for the period from April 28, 2006 through the date of the 2007 Annual Meeting of Shareholders. This compensation is in addition to the other fees and compensation payable to Mr. Minor as a non-employee director of the Company.

Amendment to Pension Plan. On April 27, 2006, the Board of Directors of the Company, upon the recommendation of the Compensation & Benefits Committee, approved certain amendments to the Owens & Minor, Inc. Pension Plan (the “Plan”) in accordance with IRS Notice 2005-5 to conform the Plan to the final Treasury regulations concerning minimum required distributions under Code section 401(a)(9) of the Internal Revenue Code of 1986. The Board of Director resolutions amending the Plan are filed as Exhibit 10.5 hereto and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

10.1	Base Salary Levels for and Stock Option and Restricted Stock Grants to Named Executive Officers.

10.2	Form of Performance Accelerated Restricted Stock Grant Agreement.

10.3	Compensation Levels for Non-Employee Directors.

10.4	Form of Director Restricted Stock Grant Agreement.

10.5	Resolutions of the Board of Directors of the Company amending the Owens & Minor, Inc. Pension Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OWENS & MINOR, INC.

Date: May 3, 2006	By:	/s/ Grace R. den Hartog
	Name:	Grace R. den Hartog
	Title:	Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description
10.1	Base Salary Levels for and Stock Option and Restricted Stock Grants to Named Executive Officers.

10.2	Form of Performance Accelerated Restricted Stock Grant Agreement.

10.3	Compensation Levels for Non-Employee Directors.

10.4	Form of Director Restricted Stock Grant Agreement.

10.5	Resolutions of the Board of Directors of the Company amending the Owens & Minor, Inc. Pension Plan.